EXHIBIT 10.1

                                 PROMISSORY NOTE
                                 ---------------



$5,000,000                                                     July 1, 1996

     FOR VALUE RECEIVED, Edward S. Gordon Company Incorporated, a New York corporation, with its principal place of business at 200 Park Avenue, New York, New York 10166, and Edward S. Gordon Company of New Jersey, Inc., a New Jersey corporation, with its principal place of business at Park 80 West Plaza One, Saddle Brook, New Jersey 07633 (together, the "Makers"), hereby jointly and severally promise to pay to the order of Insignia Financial Group, Inc., a Delaware corporation with its principal place of business at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602 ("Holder") the principal sum of Five Million ($5,000,000) dollars (the "Principal Amount"), together with Interest (as defined below) on the unpaid Principal Amount from the date hereof. The unpaid Principal Amount together with all unpaid Interest thereon shall be due and payable on June 30, 1997, subject to mandatory prepayment as provided below. Interest shall be payable on the last day of each September, December, March and June, commencing September 30, 1996. Payments shall be made in lawful money of the United States of America in immediately available funds and shall be made at the address of Holder set forth above or such other place as may be designated in writing from time to time by Holder.

     This  Note  is  the  Note  referred  to in the  Asset  and  Stock  Purchase
Agreement, dated as of June 17, 1996, among the Holder, Insignia Buyer Corporation, Edward S. Gordon, and the Makers (the "Purchase Agreement").

     If any Interest on or any installment of the Principal Amount of this Note becomes due and payable on a day that is not a business day in the State of New York, the relevant payment obligation shall be extended to the next succeeding business day and Interest shall be payable at the rate prescribed during such extension.

     "Interest" as used herein shall be (i) prior to an Event of Default (as defined below), at a rate equal to the rate as in effect from time to time under Holder's revolving credit facility under a Credit Agreement, dated December 11, 1995, by and among the Holder, the Lenders referred to therein, First Union National Bank of South Carolina, as administrative agent, and Lehman Commercial Paper, Inc., as syndication agent, but not less than the "prime rate" announced by First Union National Bank of South Carolina from time to time and (ii) after an Event of Default, a rate equal to 3% per annum above the rate provided in
(i); and (iii) in no event, more than the maximum rate permitted by applicable law.

     This Note may, at the option of Makers, be prepaid, in whole or in part, at any time and any such prepayment shall be applied to the repayment of the Principal Amount. Any such prepayment shall be without premium or penalty.


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     The unpaid Principal  Amount,  together with all accrued Interest  thereon, shall, at the option of Holder, by written demand to Makers, become immediately due and payable, without presentment for payment, demand, protest and notice of protest or any further notice or demand of any kind, all of which are hereby expressly waived, if any of the following events shall occur (such events hereinafter referred to as "Events of Default"):

          (1) Makers shall fail to pay, when due, any installment of Principal Amount (whether at maturity or by mandatory prepayment) or Interest on this Note;

          (2) Either Maker or Edward S. Gordon makes an assignment for the benefit of creditors or admits in writing its or his inability to pay its or his debts generally as they become due;

          (3) Either Maker or Edward S. Gordon applies to any tribunal for the appointment of a custodian of any substantial part of its or his assets, respectively, or commences any proceedings relating to it or him under any bankruptcy, insolvency, reorganization or moratorium law or any other law for the relief of debtors of any jurisdiction;

          (4) Any application described in paragraph (3) is filed, or any such proceedings are commenced, against either Maker or Edward S. Gordon and either Maker or Edward S. Gordon, as the case may be, indicates its or his approval, consent or acquiescence;

          (5) A court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of either Maker or Edward S. Gordon, as the case may be, a custodian for the whole or substantially all of either Maker's or Edward S. Gordon's property, or approving a petition filed against either Maker or Edward S. Gordon seeking reorganization or arrangement of either Maker or Edward S. Gordon under any bankruptcy or insolvency laws or any other law for the relief of debtors of any jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 30 days from the date of entry thereof.

          (6) Either Maker winds up its affairs, dissolves or liquidates, or takes corporate action to effect any of the foregoing, or enters into or be a party to any merger, consolidation or reorganization with an entity of which Holder determines in its reasonable discretion has financial attributes less favorable than those of such Maker at the time of such merger, consolidation or reorganization, or sells, transfers or conveys, leases or otherwise disposes of, or contracts to dispose of, all or substantially all of such Maker's assets or business, other than pursuant

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

     to the Purchase Agreement, provided, however, that a merger of Makers with each other shall not be an Event of Default;

          (7)  Either   Maker   enters  into  or  be  a  party  to  any  merger,
     consolidation or reorganization in which Edward S. Gordon is not the majority shareholder of the surviving entity;

          (8) Edward S. Gordon dies or ceases to be the majority shareholder of either Maker;

          (9) Either Maker fails to timely pay to Holder any amount due under the Purchase Agreement other than an amount contested in good faith pursuant to the procedures therein provided and such amount or any portion thereof remains unpaid five business days after notice is given to the Makers;

          (10) One or more judgments, decrees or orders is entered against either Maker which total $50,000 or more (in excess of insurance coverage), which judgments or decrees are not vacated, discharged, stayed or bonded pending appeal within 30 days from the later of date of entry or the date upon which such Maker or Edward S. Gordon receives notice of same; or

          (11) Either Maker breaches any terms or provisions of this Note (other than a breach of a payment provision) or the Purchase Agreement, which breach is not cured within 5 days after written notice thereof has been given by Holder to such Maker.

          (12) An Event of Default occurs under any of the Loan Documents (as defined below).

          (13) Any attachment, lien or additional security interest is placed upon any of the property which is security for this Note.

     Upon the occurrence of an Event of Default under this Note, in addition to any rights or remedies specifically expressed herein, Holder may exercise any and all rights and remedies available under the Loan Documents or applicable law, either by suit in equity or by action at law, or both, all rights and remedies being cumulative and not exclusive of each other. Holder shall not be required to look first to any collateral for the payment of this Note, but may proceed against Makers in such manner as it deems desirable. If Holder must institute legal proceedings to enforce this Note, Makers agree to pay Holder, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings including reasonable attorneys' fees, expenses and disbursements.


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     The  nonexercise  or delay  in  exercise  by  Holder  of any of its  rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     This Note is the Note referred to in, and is subject to the provisions of, a Guaranty Agreement (the "Guaranty"), of even date herewith, of Edward S. Gordon in favor of Holder (all documents and instruments referred to in this paragraph being collectively referred to as the "Loan Documents"). The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein and Makers do hereby covenant to abide by and to comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in the Loan Documents.

     This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to its conflict of laws rules. The provisions of this Note may not be changed orally. In any suit, action or proceeding in connection with, or enforcement of, this Note, each Maker submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the State of New York, and expressly waives all objections it may have as to venue in any of such courts or any claim of inconvenient forum. Each Maker consents to service of process by mailing a copy thereof by registered or certified mail, return receipt requested, to such Maker at its address set forth above or of which such Maker has advised the Holder in writing, as indicated in the records of the Holder, with a copy to Howard L. Shecter, Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060, and agrees that such service shall be deemed in every respect effective service of process five (5) business days after the same shall have been posted. Within thirty (30) calendar days after such mailing, such Maker shall appear in answer to such process or notice of motion or other application to said Courts, failing which such Maker shall be deemed in default and judgment may be entered by the Holder against such Maker for the amount of the claim and other relief requested therein.

     EACH MAKER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF MAKERS OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO EXTEND CREDIT TO MAKERS.

     Any notice provided for in this Note shall be given by registered or certified mail addressed to either Maker or Holder, as the case may be, at its respective address set

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forth above and if to either Maker, attention: Senior Vice President and General
Counsel, with a copy to Howard L. Shecter, Esq., Morgan, Lewis, & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060, and if to Holder, attention: General Counsel, with a copy to Arnold S. Jacobs, Esq., Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, NY 10036.

     The obligations of Makers hereunder shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever based upon the invalidity, illegality or unenforceability of any other agreements between Makers and Holder or otherwise.

     This Note shall be binding upon Makers and their respective successors or assigns provided that neither Maker shall assign its obligations under this Note without the express written consent of Holder.

     The invalidity or unenforceability of any provision of this Note shall not affect the other provisions hereof and the remaining provisions of this Note shall remain operative and in full force and effect.


                                    EDWARD S. GORDON COMPANY
                                    INCORPORATED



                                    By:  /s/ Edward S. Gordon
                                         -----------------------
                                         Edward S. Gordon, Chairman

Attest:  /s/ Anthony M. Saytanides                                   [SEAL]
         -------------------------
         Anthony M. Saytanides, Secretary


                                    EDWARD S. GORDON COMPANY OF
                                    NEW JERSEY, INC.



                                    By:   /s/ Edward S. Gordon
                                          --------------------
                                          Edward S. Gordon, Chairman


Attest:  /s/ Anthony M. Saytanides                    [SEAL]
         -------------------------                    ------
         Anthony M. Saytanides, Secretary

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

STATE OF NEW YORK
                         ss.:
COUNTY OF NEW YORK


     On this ____ day of July, 1996 before me personally came Edward S. Gordon to me known, who being by me duly sworn, did depose and say that he is the Chairman of Edward S. Gordon Company Incorporated, the corporation described by and which executed the foregoing instrument as Maker; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereby by like order.




                                    Notary Public

STATE OF NEW YORK
                         ss.:
COUNTY OF NEW YORK


     On this day of July, 1996 before me personally came Edward S. Gordon to me known, who being by me duly sworn, did depose and say that he is the Chairman of Edward S. Gordon Company of New Jersey, Inc., the corporation described by and which executed the foregoing instrument as Maker; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereby by like order.




                                    Notary Public